EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Novo Integrated Sciences, Inc. (the “Company”) on Form 10-Q for the quarter ended November 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Mattacchione, Chief Executive Officer of the Company, and I, Vivek Sethi, CPA CA, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 22, 2024	/s/ Robert Mattacchione
Robert Mattacchione, Chief Executive Officer
(principal executive officer)

Date: January 22, 2024	/s/ Vivek Sethi
Vivek Sethi, Principal Financial Officer
(principal financial officer)

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.